                                 EXHIBIT 25(a)

                               POWER OF ATTORNEY
                               -----------------



              * 1 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Louis D. Paolino, Jr. and Gregory M. Krzemien, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


      Signature                      Title                     Date
      ---------                      -----                     ----
/s/ Louis D. Paolino, Jr.      Chairman of the Board,          June 4, 1997
-------------------------      Chief Executive Officer,
    Louis D. Paolino, Jr.      President and Director
                               (Principal Executive
                               Officer)

/s/ Gregory M. Krzemien        Chief Financial Officer         June 4, 1997
-------------------------      and Treasurer
    Gregory M. Krzemien        (Principal Financial and
                               Accounting Officer)

*2 /s/ George O. Moorehead     Director                        June 4, 1997
----------------------------
    George O. Moorehead

*3 /s/ Kenneth C. Leung        Director                        June 4, 1997
----------------------------
    Kenneth C. Leung




                                    - 36 -